Exhibit 99.1

BluePhoenix Solutions Ltd. Reports Second Quarter 2014 Results

Thursday, August 14, 2014

SEATTLE, Washington — August 14, 2014 — BluePhoenix Solutions Ltd. (NASDAQ: BPHX) today announced second quarter 2014 results with revenue of $1.9M and operating loss of ($797K) that was favorable $63K on a sequential quarter over quarter basis vs. Q1 2014.

On a non-GAAP basis, operating expenses were $1.4M and $405K favorable vs. Q2 2013.  Also, non-GAAP operating loss was ($595K) and $83K favorable on a sequential quarter over quarter basis vs. Q1 2014.

Matt Bell, Chief Executive Office and President, commented, “We are satisfied with the stabilization in the numbers and are excited about this pending merger. The combined entity not only makes us bigger and serves a more global market but it broadens our technology and solution set.  The combined companies have synergies that we're excited to leverage as soon as the deal is officially closed.”

See related 8-K and 10-Q filings for additional details.

BluePhoenix will go over the following numbers during the quarterly conference call today at 4:30PM Eastern Daylight Savings Time. The call can be accessed by dialing 1- 888-430-8691 within the United States, or via local US number 1-719-325-2435 if calling internationally, approximately five minutes prior to its scheduled commencement.  The participant code for the call is 1768811.

A replay can be accessed through a link on the BluePhoenix website.

GAAP Results (in thousands US$)	Q2 2014	Q1 2014	Q2 2013
Revenue	1,881	1,871	2,363
Operating loss	(797)	(860)	(739)
Net loss	(791)	(923)	(711)
Loss per share, diluted	$(0.07)	$(0.08)	$(0.07)

Non-GAAP Results (in thousands US$)	Q2 2014	Q1 2014	Q2 2013
Revenue	1,881	1,871	2,363
Operating loss	(595)	(678)	(524)
Net loss	(608)	(767)	(535)
Loss per share, diluted	$(0.05)	$(0.07)	$(0.05)

Non-GAAP financial measures
The release includes non-GAAP diluted earnings per share and other non-GAAP financial measures, including non-GAAP operating income and non-GAAP net income. These non-GAAP measures exclude the following items:

•	Amortization of intangible assets;
•	Stock-based compensation;
•	Gain on sales of subsidiaries and Appbuilder;
•	Revaluation of derivatives and discount amortization;
•	Net loss from discontinued operation.

The presentation of these non-GAAP financial measures should be considered in addition to BluePhoenix’s GAAP results and is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. BluePhoenix’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance by excluding certain charges and gains that may not be indicative of BluePhoenix’s core business operating results. BluePhoenix believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing BluePhoenix’s performance. These non-GAAP financial measures also facilitate comparisons to BluePhoenix’s historical performance. BluePhoenix includes these non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. Non-GAAP measures are reconciled to comparable GAAP measures in the table entitled “Unaudited Reconciliation of GAAP to Non-GAAP.”

About BluePhoenix Solutions
BluePhoenix Solutions Ltd. (NASDAQ: BPHX) provides legacy language and database translation.  The BluePhoenix portfolio includes a comprehensive suite of tools and services for automated database and application migration. Leveraging over 20 years of best-practice domain expertise, BluePhoenix works closely with its customers to minimize risk and provide a clear path from legacy platforms like COBOL, Natural/Adabas and others to modern solutions like SQL, DB2, Java and more.  BluePhoenix customers come from diverse industries and vertical markets such as automotive, banking and financial services, insurance, manufacturing, and retail. BluePhoenix has six offices in the United States, United Kingdom, Italy, Romania, and Israel.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on BluePhoenix’s management’s beliefs and assumptions and on information currently available to BluePhoenix’s management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions, including those relating to future events or our future financial performance and financial guidance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “project,” “believe,” “estimate,” “predict,” “potential,” “intend” or “continue,” the negative of terms like these or other comparable terminology, and other words or terms of similar meaning in connection with any discussion of future operating or financial performance. These statements are only predictions. All forward-looking statements included in this document are based on information available to BluePhoenix on the date hereof, and BluePhoenix assumes no obligation to update any such forward-looking statements. Any or all forward-looking statements in this document may turn out to be wrong. Actual events or results may differ materially. Forward-looking statements can be affected by inaccurate assumptions BluePhoenix might make or by known or unknown risks, uncertainties and other factors. These risks and uncertainties include but are not limited to: the effects of the global economic and financial trends; market demand for BluePhoenix’s products; successful implementation of BluePhoenix’s products; changes in the competitive landscape, including new competitors or the impact of competitive pricing and products; and such other risks and uncertainties as identified in BluePhoenix’s most recent Annual Report on Form 10-K and other reports filed by it with the SEC. This press release is also available at www.bphx.com. All names and trademarks are their owners’ property.

Company Contact:

Rick Rinaldo, CFO
BluePhoenix Solutions
www.bphx.com
rrinaldo@bphx.com

BluePhoenix Solutions Ltd.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2014	2013
	Unaudited	Audited
ASSETS
Current Assets:

Cash and cash equivalents	$387	$2,592
Restricted cash	12	35
Trade accounts receivable, net	2,351	1,960
Other current assets	322	239
Total Current Assets	3,072	4,826

Non-Current Assets:

Property and equipment, net	274	287
Goodwill	12,501	12,501
Total Non-Current Assets	12,775	12,788

TOTAL ASSETS	$15,847	$17,614

LIABILITIES AND EQUITY

Current Liabilities:

Short-term bank credit and others	$40	$40
Trade accounts payable	903	886
Deferred revenue	407	719
Other current liabilities	752	902
Total Current Liabilities	2,102	2,547

Non-Current Liabilities

Accrued severance pay, net	267	290
Loans from others	162	162
Derivative liabilities - warrants	266	311
Total Non-Current Liabilities	695	763

Total Equity	13,050	14,304

TOTAL LIABILITIES AND EQUITY	$15,847	$17,614

BluePhoenix Solutions Ltd.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013
	Unaudited		Unaudited

Revenue	$1,881	$2,363	$3,752	$4,561
Cost of revenue	1,029	1,088	2,011	2,178
Gross profit	852	1,275	1,741	2,383

Research and development costs	191	349	525	696
Selling, general and administrative expenses	1,458	1,606	2,873	3,115
Less: Gain on sales of subsidiaries and Appbuilder	-	59	-	(786)

Total operating expenses	1,649	2,014	3,398	3,025

Operating loss	(797)	(739)	(1,657)	(642)

Financial income (expense), net	6	31	35	(42)
Loss before taxes	(791)	(708)	(1,622)	(684)

Taxes on income		3	18	51
Net loss from continued operation	(791)	(711)	(1,640)	(735)

Net loss from discontinued operation	-	-	-	399
Net loss	(791)	(711)	(1,640)	(1,134)

Net result attributed to noncontrolling interests	(40)	44	35	221
Loss attributed to BluePhoenix shareholders	$(751)	$(755)	$(1,675)	$(1,355)
Loss per share:
From continued operation- basic and diluted	$(0.07)	$(0.07)	$(0.15)	$(0.09)
From discontinued operation- basic and diluted	-	-	-	(0.04)
Attributed to the shareholders	$(0.07)	$(0.07)	$(0.15)	$(0.13)
Shares used in per share calculation:
Basic and diluted	11,453	10,694	11,435	10,668

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(In thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013
	Unaudited		Unaudited

GAAP gross profit	$852	$1,275	$1,741	$2,383

Amortization of intangible assets	-	42	-	115
Non-GAAP gross profit	$852	$1,317	$1,741	$2,498

GAAP operating loss	$(797)	$(739)	$(1,657)	$(642)

Amortization of intangible assets	-	42	-	115
Stock-based compensation	202	115	386	263
Less: Gain on sales of subsidiaries and Appbuilder	-	58	-	(787)
Non-GAAP operating loss	$(595)	$(524)	$(1,271)	$(1,051)

GAAP net loss attributed to BluePhoenix	$(751)	$(755)	$(1,675)	$(1,355)

Amortization of intangible assets	-	42	-	115
Stock-based compensation	202	115	386	263
Less: Gain on sales of subsidiaries and Appbuilder	-	58	-	(787)
Revaluation of derivatives and discount amortization	(19)	(39)	(45)	(36)
Net loss from discontinued operation	-	-	-	399
Non-GAAP net loss attributed to BluePhoenix	$(568)	$(579)	$(1,334)	$(1,401)

Shares used in diluted earnings per share calculation	11,453	10,694	11,435	10,668

Non - GAAP diluted loss per share	$(0.05)	$(0.05)	$(0.12)	$(0.13)

BluePhoenix Solutions Ltd.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013
	Unaudited		Unaudited
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(791)	$(711)	$(1,640)	$(1,134)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	16	77	54	204
Decrease in accrued severance pay, net	(9)	(2)	(23)	(11)
Stock–based compensation	203	115	385	263
Change in fair value of derivatives	(20)	(38)	(45)	(36)
Gain on sales of subsidiaries and Appbuilder	-	-	-	(473)
Changes in operating assets and liabilities:
Decrease (increase) in trade receivables	118	78	(391)	226
Increase (decrease) in other current assets	(12)	40	(60)	(62)
Increase (decrease) in trade payables	2	(80)	18	(258)
Increase (decrease) in other current liabilities and deferred revenues	11	309	(462)	(59)
Net cash used in operating activities	(482)	(212)	(2,164)	(1,340)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(2)	(3)	(41)	(9)
Proceeds from sales of subsidiaries and Appbuilder	-	-	-	800
Net cash provided by (used in) investing activities	(2)	(3)	(41)	791

CASH FLOWS FROM FINANCING ACTIVITIES:
Short term bank credit and convertible notes, net	-	(28)	-	(149)
Net cash used in financing activities	-	(28)	-	(149)

NET CASH DECREASE IN CASH AND CASH EQUVIALETS	(484)	(243)	(2,205)	(698)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	871	2,105	2,592	2,560
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$387	$1,862	$387	$1,862